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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference (i) in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-94182 and 333-05565) and (ii) in the Registration Statements on Form S-8 (Nos. 33-84606 and 33-74562) of Developers Diversified Realty Corporation of our report dated February 21, 1997 appearing on page F-2 of this Form 10-K.




PRICE WATERHOUSE LLP
Cleveland, Ohio
March 31, 1997